                                                                      10.6

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated as of the 2nd day of April 1996, is made by and between Biomatrix, Inc., a Delaware corporation with its principal place of business at 65 Railroad Avenue, Ridgefield, New Jersey 07657 (the "Employer"), and Rory B. Riggs, an individual residing at 115 Central Park West, New York, New York 10023 (the "Employee").

         Section 1.       FREEDOM TO CONTRACT.

         The Employee represents that he is free to enter into this Agreement, and that he has not made and will not make any agreements in conflict with this Agreement, other than as noted on Exhibit A hereto. The Employee will not, and the Employer will not require the Employee to, disclose to the Employer, or use for the Employer's benefit, any trade secrets or confidential information now or hereafter in the Employee's possession which is the property of any other party.

         Section 2.       EMPLOYMENT.

         The Employer hereby employs the Employee, and the Employee hereby accepts his employment by the Employer, upon the terms and conditions set forth herein.

         Section 3.       EFFECTIVE DATE AND TERM.

         This Agreement shall take effect as of April 1, 1996 (the "Effective Date"), and shall continue in full force and effect until terminated in accordance with Section 6 herein.

         Section 4.       TITLE AND DUTIES; EXTENT OF SERVICES.

         The Employee shall promote the business and affairs of the Employer as President of the Employer, with responsibility for performing such duties consistent with such position as the Board of Directors or Chief Executive Officer of the Employer may from time to time designate. Except as otherwise provided in this Agreement and except for vacations and absences due to temporary illness, the Employee shall devote his full time and efforts to the business and affairs of the Employer, provided that, with the Employer's prior written consent the Employee may engage in such other business activities outside the scope of his employment hereunder as in the reasonable judgment of the Employer will not materially adversely affect the Employee's ability to perform his obligations under this Agreement. The Employee and the Employer acknowledge that they have fully discussed each matter set forth on Exhibit A hereto and the implications thereof on the employment arrangement established hereby. The

Employee agrees to inform the Employer promptly of any material change in circumstances relating to any matter set forth on Exhibit A hereto. The Employee shall report all future board of directors memberships to Employer for approval, provided that the board of directors memberships listed on Exhibit B hereto are approved.

         Section 5.       COMPENSATION AND FRINGE BENEFITS.

         Section 5.1. Base Salary. In consideration of the services rendered by the Employee under this Agreement, the Employer shall pay the Employee a base salary (the "Base Salary") at an annual rate of One Hundred Forty Thousand Dollars ($140,000), payable monthly in arrears.

         Section 5.2. Performance Bonus. On an annual basis, the Employer's Chief Executive Officer, in consultation with the Employee, shall recommend to the Compensation Committee of the Board (the "Compensation Committee"), and the Compensation Committee shall establish, objective written performance goals for the Employee. Upon the attainment of such performance goals, in addition to his Base Salary, the Employee shall be entitled to a cash bonus in an amount determined in the discretion of the Compensation Committee. Any such performance bonus shall be due and payable within one hundred twenty (120) days after the end of the calendar year to which it relates.

         Section 5.3. Restricted Stock. Employee shall purchase 200,000 shares of restricted common stock of Employer at a price equal to the fair market value of the Employer's common stock at the close of business on April 2, 1996. Upon execution of this Agreement, the parties shall execute a Restricted Stock Purchase Agreement, Secured Promissory Note and Stock Pledge Agreement, substantially in the forms of Exhibits C, D and E hereto.

         Section 5.4. Fringe Benefits. The Employee shall be entitled to such life insurance, health insurance and other employee fringe benefits as may be offered or generally made available by the Employer to its executive officers.

         Section 5.5. Outstanding Stock Options. Upon execution of this Agreement, all currently outstanding options issued by the Employer to the Employee to purchase shares of the Employer's common stock shall become immediately exercisable.

         Section 6.       TERMINATION.

         Section 6.1. Termination of Employment. The Employee's employment hereunder shall terminate upon the Employee's death or Permanent Disability. For purposes of this Agreement, "Permanent Disability" shall mean the Employee's inability to perform his duties hereunder for a continuous period of three (3) months by reason of his physical or mental illness or incapacity. In the
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                                      -3-



event of any dispute concerning the existence of a Permanent Disability, such question shall be determined by a licensed physician selected by the Employer and reasonably acceptable to the Employee, whose determination shall be final and binding upon the parties. The Employee shall submit to such examinations and furnish such information as such physician may reasonably request. The Employee's employment hereunder may also be terminated:

                 (a) By the Employee at any time upon at least thirty (30) days prior written notice to the Employer; or

                 (b) By the Employer at any time upon at least thirty (30) days prior written notice to the Employee or immediately if Employer pays Employee 30 days' salary upon termination; or

                 (c) By the Employer at any time for cause, including but not limited to:

                          (i) the Employee's gross negligence or willful misconduct with respect to the business and affairs of the Employer; or

                          (ii) the Employee's material breach of this Agreement; or

                          (iii) the commission by the Employee of an act involving moral turpitude or fraud; or

                          (iv)    the Employee's conviction of any felony.

The provisions of Sections 6.2, 7, 8, 9 and 10 shall survive any termination of the Employee's employment hereunder and shall continue in effect until such time as all obligations of the parties described therein have been satisfied.

         Section 6.2.  Compensation Following  Termination; Severance Pay.

                 (a)      If the Employee terminates his employment pursuant to
         Section 6.1(a) hereof, or if such employment is terminated by the death or Permanent Disability of the Employee, the Employee shall not be entitled to compensation, severance pay or fringe benefits beyond the date upon which he ceases to be employed hereunder (the "Employment Termination Date") except as may be otherwise provided in any then existing insurance or health benefit programs of the Employer.

                 (b) If the Employer terminates the employment of the Employee pursuant to Section 6.1(b) hereof, the Employee shall be entitled to severance pay in an amount equal to one (1) month of his Base Salary (as in effect on the Employment Termination Date). Except as expressly provided in this Section 6.2(b), the Employee shall not be entitled to compensation or fringe





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                                      -4-


         benefits hereunder beyond the Employment Termination Date in the event his employment is terminated pursuant to Section 6.1(b) hereof.

                 (c) If the Employer terminates the employment of the Employee for cause pursuant to Section 6.1(c) hereof, the Employee shall not be entitled to compensation, performance bonus or fringe benefits hereunder beyond the Employment Termination Date.

         Section 7.       INTELLECTUAL PROPERTY MATTERS.

         Section 7.1. Inventions. All discoveries, inventions, improvements, techniques, trademarks and innovations, whether or not patentable or subject to copyright protection (including all data and records pertaining thereto), which the Employee may invent, discover, originate or make during the term of his employment with the Employer either alone or with others and whether or not during working hours or by the use of facilities of the Employer, and which relate to, or are, or may likely be useful in connection with the business of the Employer ("Inventions"), shall be the exclusive property of the Employer. The Employee shall promptly and fully disclose Inventions to the Employer and shall promptly record Inventions in such form as the Employer may request.

         Section 7.2. Assignments. The Employee shall assign to the Employer all right, title and interest to all Inventions reduced to writing, drawings or practice by or for the Employee during the term of his employment. The Employee shall execute upon the Employer's request at any time, and at the Employer's sole expense, any applications, assignments and other documents that the Employer may deem necessary or desirable to protect or perfect its rights, including any patent rights in Inventions, and shall assist the Employer, at the Employer's sole expense, in obtaining, defending and enforcing its rights thereon. The Employee hereby appoints the Employer his attorney-in-fact for purposes of effecting any assignments hereunder.

         Section 7.3. Confidential Information. The Employee acknowledges that all information acquired by the Employee from the Employer, its customers, suppliers or others, or developed by the Employee alone or in conjunction with others during the term of his employment which relate directly or indirectly to the present or potential business of the Employer, including but not limited to any ideas, formulae, processes, know- how, data, test results, raw materials, prospective products or services, techniques, models, computer programs, plans, schedules, sketches, notebooks drawings, process sheets, customer or supplier lists, and financial information ("Confidential Information"), is a valuable and unique asset of the Employer for the Employer's sole benefit. Except as set forth below, the Employee shall not, at any time during or after the term of his employment, use for himself or others, or disclose or communicate to any person, firm, corporation, association, or other entity for any reason or purposes whatsoever (other than to Directors, officers and employees of the Employer in





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                                      -5-



the regular course of the Employer's business or to others subject to appropriate confidentiality restrictions), any Confidential Information without the prior written consent of the Employer; provided, however, that the confidentiality and nondisclosure provisions of this Section 7.3 shall not apply to (i) a disclosure of any Confidential Information which, as of the time of such disclosure, or thereafter, shall have become a part of the public knowledge through no fault of the Employee, (ii) a disclosure of Confidential Information by the Employee to a governmental entity in fulfillment of a legal obligation of the Employee to such governmental authority, (iii) Confidential Information that the Employee can establish was lawfully in his possession at the time of disclosure by Employer and was not acquired, directly or indirectly, from Employer and (iv) Confidential Information which Employee lawfully receives from a third party, provided, however, that such Confidential Information was not obtained by said third party, directly or indirectly, from the Employer.

         Section 7.4. Proprietary Items. All originals, copies and summaries of manuals, memoranda, notes, photographs, notebooks, records, reports, plans, drawings and other documents or items of any kind concerning any matters affecting or relating to the present or potential business of the Employer, whether or not they contain Confidential Information, are, and shall continue to be, the property of the Employer, and all of such documents or items in the possession or control of the Employee shall be delivered to the Employer by the Employee immediately upon the Employer's request or termination of the Employee's employment hereunder.

         Section 8.       NON-COMPETITION.

         Section 8.1 Agreement Not To Compete. In view of the unique nature of the business of the Employer and the need of the Employer to maintain its competitive advantage in the industry through the protection of its trade secrets and proprietary information, the Employee agrees that during the term of his employment with the Employer and for a period of four (4) years thereafter, the Employee shall not, directly or indirectly, within the United States of America or its territories or possessions, or within any other country in which the Employer conducts or plans to conduct its business or distributes any of its products or renders any services in connection therewith (determined in each case as of the Employment Termination Date), engage in business with, own an interest in, be employed by, or consult or advise for, any person or entity (except as a holder of not more than a one percent (1%) equity interest in a publicly-traded entity) which engages in activities in competition with the business of the Employer. For purposes of this Section 8, the Business of the Employer shall be defined as the development, manufacture and sale of medical products, drugs and devices consisting in whole or in part of, or employing utilizing in any way, hyaluronan, collagen, elastin or any intercellular matrix polymer, including but not limited to polysaccharides, protoglycans and glycoproteins, or any other natural or synthetic polymer, or any combination, modification, or derivative of any thereof.





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                                      -6-


If at any time the foregoing provisions shall be deemed to be invalid or unenforceable or are prohibited by the laws of the state or place where they are to be performed by reason of being vague or unreasonable as to duration or place of performance, this section shall be considered divisible and shall become and be immediately amended to include only such time and such area as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement; and the Employee and the Employer expressly agree that this section, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.
The Employee further agrees that he shall not solicit any other employee of or consultant or advisor to, or client, supplier customer or partner of the Employer to terminate his or her relationship with the Employer during, and for a period of four (4) years after termination of, the Employee's employment hereunder. The time periods provided for in this Section 8 shall be extended for a period of time in which Employee is in violation of any of the provisions of this Section 8.

         Section 8.2  Exception.  Notwithstanding anything to the contrary in
Section 8.1, the Employer agrees that the matter set forth in Exhibit A hereto, as of the date hereof, shall not be deemed a breach of the restrictions set forth in Section 8.1.

         Section 9.       REMEDIES.

         The Employer and Employee agree and acknowledge that the rights and obligations set forth under this Agreement are of a unique and special nature and that each party is, therefore, without an adequate legal remedy in the event of the other party's violation of the covenants set forth in this Agreement. The Employer and Employee agree, therefore, that the covenants made under this Agreement shall be specifically enforceable in equity, in addition to all other rights and remedies, at law or in equity or otherwise (including termination of employment) that may be available to the parties.

         Section 10.  PROVISIONS OF GENERAL APPLICATION.

         Section 10.1. Disputes. In the event of any dispute touching or concerning this Agreement, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Bergen County, New Jersey, and the parties agree to comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

         Section 10.2. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted and determined in accordance with the internal





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substantive laws of the State of New Jersey (excluding choice of law or conflict of law provisions).

         Section 10.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same document. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

         Section 10.4. Other Agreements. This Agreement represents the entire understanding and agreement between the parties as to the subject matter hereof and supersedes all prior or concurrent oral or written agreements relating thereto.

         Section 10.5. Amendment. This Agreement may be amended only by a written document executed in one or more counterparts by the parties hereto.

         Section 10.6. Waiver. No consent to or waiver of any breach or default in the performance of any obligation hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligation hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

         Section 10.7. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement may be assigned by the Employer to any Affiliate (as hereinafter defined) or to a successor to the portion of its business to which this Agreement relates (whether by purchase or otherwise). For purposes of this Agreement, "Affiliate" shall mean any person or entity which, directly or indirectly, controls or is controlled by or is under common control with the Employer and, for the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities or holding of office in another, by contract or otherwise. The Employee may not assign or transfer any of his rights or obligations under this Agreement.

         Section 10.8. Headings. The headings of sections and subsections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning of any of its provisions.





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                                      -8-



         Section 10.9. Severability. If any provision of this Agreement shall, in whole or in part, prove to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as if such invalid provisions, or the invalid portion thereof, had not been a part hereof.


         IN WITNESS WHEREOF, this Agreement has been executed by the Employer, by its duly authorized officer, and by the Employee, as of the date first above written.


BIOMATRIX, INC.


By:      /s/ Endre A. Balazs
         -----------------------
         Endre A. Balazs
         Chief Executive Officer


EMPLOYEE

By:      /s/ Rory B. Riggs
         -----------------------
         Rory B. Riggs





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                                   Exhibit A



1. The Employee is a director and a substantial shareholder of Fibrogen, Inc. ("Fibrogen"), a biomedical products company that may in the future compete with the Employer's business. The Employee agrees to inform the Employer promptly of any material change with respect to the Employee's relationship with Fibrogen or the nature of the business conducted by Fibrogen.





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                                   Exhibit B


1.       Biomatrix, Inc.
2.       Fibrogen, Inc.